UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT REMINDER FOR BARNES & NOBLE EDUCATION STOCKHOLDERS

Time is short—there is not much time left to get your vote processed for the June 5th Special Meeting

According to our latest records, we have not yet received your vote—PLEASE VOTE TODAY!

PLEASE HELP YOUR COMPANY AVOID THE RISK OF BANKRUPTCY—

YOUR BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR APPROVAL OF ALL AGENDA ITEMS

Stockholders are being asked to approve certain proposals related to our recently announced Rights Offering and the proposed transactions related to the Purchase Agreement, as detailed in the proxy materials (the “Core Proposals”). The proposed transactions will enable the Company to substantially deleverage its balance sheet and to increase operating flexibility to pursue its strategy to grow the business profitably. If the Core Proposals are not approved, we expect that we will likely need to file for bankruptcy protection. Your vote is very important, no matter how many or how few shares you may own.

THE SPECIAL MEETING IS JUST DAYS AWAY!

We urge you to cast your vote TODAY. Since time is short, we urge you to vote electronically--by telephone or via the Internet--by following the simple instructions on the enclosed proxy card. If you have received this letter by email, you may simply click the VOTE NOW button in the accompanying email.

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED,

TOLL-FREE at (877) 800-5185.